Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002


In connection with the quarterly report of General Bearing Corporation and Subsidiaries (the "Company") on Form 10-Q for the period ending July 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Controller of the Company hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002 that based on their knowledge and belief 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: August 17, 2004.


   /s/ David L. Gussack
------------------------------------
David L. Gussack
Chief Executive Officer


   /s/ Rocky Cambrea
------------------------------------
Rocky Cambrea
Controller


                                                                              22